                                                                     Exhibit 4.1


             VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT SUPPLEMENT
             -------------------------------------------------------

         THIS VOTING, SUPPORT AND EXCHANGE TRUST AGREEMENT SUPPLEMENT is made as of _____________________, 2001,

AMONG:

                    BARRICK GOLD CORPORATION,
                    a corporation governed by the
                    laws of the Province of Ontario,
                    ("Barrick")

                             - and -

                    HOMESTAKE MINING COMPANY,
                    a corporation governed by the
                    laws of the State of Delaware,
                    ("Homestake")

                             - and -

                    HOMESTAKE CANADA INC.,
                    a corporation governed by the laws
                    of the Province of Ontario,
                    ("HCI")

                             - and -

                    HOMESTAKE CANADA HOLDINGS COMPANY, an unlimited liability company governed by the laws of the Province of Nova Scotia, ("Homestake ULC")

                             - and -

                    COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the federal laws of Canada, (the "Trustee" or "Computershare")

                             - and -

                    MONTREAL TRUST COMPANY OF CANADA,
                    a trust company existing under the federal laws of Canada, (the "Original Trustee" or "Montreal Trust")

RECITALS:

                  HCI is the issuer of certain shares (the "Exchangeable Shares"), which are currently exchangeable into shares of common stock of Homestake ("Homestake Common Stock"), on a one-for-one basis.

                  Homestake, HCI and the Original Trustee entered into a voting, support and exchange trust agreement dated as of December 2, 1998 (the "Original Trust Agreement") to establish certain procedures relating to the HCI Exchangeable Share structure, including, among other things, the procedures whereby the Trustee may exercise certain voting rights and exchange rights on behalf of holders of the Exchangeable Shares.

                  Pursuant to an agreement and plan of merger dated as of June 24, 2001 as amended by an amendment dated as of October 19, 2001 (the "Merger Agreement") among Barrick, Homestake and a wholly-owned subsidiary of Barrick ("Homestake Merger Co."), it is proposed that Homestake Merger Co. merge with and into Homestake (the "Merger") with the result that Homestake will continue as the surviving corporation and become a wholly-owned indirect subsidiary of Barrick.

                  Under the Merger, each outstanding share of Homestake Common Stock not owned by Barrick or Homestake will be changed and converted into the right to receive 0.53 common shares of Barrick ("Barrick Common Shares") and each outstanding Exchangeable Share will remain outstanding, but will, at and after the effective time of the Merger, be exchangeable for 0.53 Barrick Common Shares.

                  Pursuant to Sections 11.1, 11.2 and 12.4 of the Original Trust Agreement, as a result of the Merger, the Original Trust Agreement must be amended, modified and supplemented as necessary in order that it shall apply with full force and effect, mutatis mutandis, to the Barrick Common Shares, and the parties to the Original Trust Agreement are required to execute and deliver this voting, support and exchange trust supplement in order to give effect to and evidence such necessary amendments and modifications.

                  Barrick, Homestake and Homestake Merger Co. propose to complete the Merger immediately following the execution and delivery of this voting, support and exchange trust supplement by the parties hereto.

                  The board of directors of Homestake and the board of directors of HCI are each of the opinion that the amendments and modifications to be effected hereby are not inconsistent with the Original Trust Agreement, are necessary and desirable in light of the Merger and will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


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                                      -3-


                                   ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION
                  --------------------------------------------

1.1      DEFINITIONS
         -----------

                  All capitalized terms used herein which are defined in the Original Trust Agreement shall have the respective meanings set forth therein, except as otherwise defined herein. Whenever used herein, the following words and terms have the meanings set forth below:

         "AGREEMENT" means this voting, support and exchange trust agreement supplement, including all amendments or restatements as permitted, and references to "Article" or "Section" mean the specified Article or Section of this Agreement;

         "MERGER" has the meaning ascribed to it in the Recitals;

         "ORIGINAL TRUST AGREEMENT" has the meaning ascribed to it in the Recitals;

         "TRUSTEE CHANGE EFFECTIVE DATE" has the meaning ascribed to it in
         Section 4.1 hereof; and

         "VOTING SHARE" has the meaning ascribed to it in Section 2.1 hereof.

1.2      CERTAIN RULES OF INTERPRETATION
         -------------------------------

                  In this Agreement:

         (a) GOVERNING LAW - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

         (b) HEADINGS - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (c) NO STRICT CONSTRUCTION - The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

         (d) NUMBER AND GENDER - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

         (e) SEVERABILITY - If, in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or


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                                      -4-


                  enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

         (f) TIME - Time is of the essence in the performance of the parties' respective obligations.

1.3      SCOPE OF AGREEMENT
         ------------------

                  This Agreement is supplementary to and amends and modifies the Original Trust Agreement as herein set forth. Immediately upon the Merger becoming effective under the Delaware General Corporation Law, the Original Trust Agreement shall thereafter be read in conjunction with this Agreement and this Agreement shall be deemed for all purposes to be a part of the Original Trust Agreement and shall have effect so far as is practicable as if all the provisions of the Original Trust Agreement and this Agreement were contained in one and the same instrument.

                  This Agreement and the Original Trust Agreement constitute the entire agreement between the parties relating to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings of the parties, whether oral or written, including the Original Trust Agreement, with respect to the portions of the Original Trust Agreement hereby amended, modified and supplemented. There are no general or specific representations, warranties or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth herein.

                                   ARTICLE 2
                            COVENANTS OF THE PARTIES
                            ------------------------

2.1      ISSUANCE OF BARRICK SPECIAL VOTING SHARE
         ----------------------------------------

                  As of the time that the Merger becomes effective under the Delaware General Corporation Law, (a) Barrick shall issue to and deposit with the Trustee the first preferred share, series C special voting share of Barrick (the "Voting Share") to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Non-Affiliated Holders and in accordance with the provisions of the Original Trust Agreement as amended, modified and supplemented by this Agreement, and (b) the Trustee shall surrender to Homestake the certificate formerly representing the one share of special voting stock of Homestake, par value U.S.$1.00, previously issued by Homestake to the Trustee. Barrick hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Non-Affiliated Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by Barrick to the Trustee.

2.2      ASSUMPTION OF OBLIGATIONS
         -------------------------

                  Barrick hereby confirms, covenants and agrees and each of the other parties hereto acknowledges and confirms that, immediately upon the Merger becoming effective under the Delaware General Corporation Law, by virtue of this Agreement, Barrick has succeeded to the position of Homestake under the Original Trust Agreement (as amended, modified and supplemented hereby) and, without limiting the generality of the foregoing, that it has assumed

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                                      -5-


liability for all moneys payable and property deliverable under the Original Trust Agreement (as amended, modified and supplemented hereby), and that it will pay and deliver or cause to be paid and delivered all such moneys and property and will observe and perform all the covenants and obligations of Homestake under the Original Trust Agreement (as amended, modified and supplemented hereby). Each of the parties hereto acknowledges and agrees that Barrick is the Homestake Successor, as that term is defined in the Original Trust Agreement, for all purposes of the Original Trust Agreement (including as such agreement is amended, modified and supplemented hereby) and is the successor corporation to Homestake, as contemplated by the definition of "Homestake" in the Exchangeable Share Provisions, for all purposes of the Exchangeable Share Provisions.

2.3      WAIVER OF DIVIDEND ENTITLEMENT; RETURN OF VOTING SHARE
         ------------------------------------------------------

                  The Trustee hereby:

         (a) irrevocably waives its entitlement to the $0.01 quarterly dividend required to be paid by Barrick on the Voting Share pursuant to the provisions thereof, and acknowledges and agrees that no such dividend will in fact be paid; and

         (b) covenants and agrees that, at such time as no Exchangeable Shares (other than Exchangeable Shares owned by Barrick or any subsidiary or affiliate of Barrick) shall be outstanding and there are no shares, securities, debt, options or other agreements which could give rise to the issuance of any Exchangeable Shares to any person (other than Barrick or any subsidiary or affiliate of Barrick), the Trustee will transfer and convey to Barrick the Voting Share and all of the Trustee's rights, entitlements and interests therein, and the Trustee irrevocably waives any entitlement to the payment of the redemption price of $1.00, or the payment of any other consideration, therefor.

2.4      ASSIGNMENT OF CERTAIN RIGHTS
         ----------------------------

                  For greater certainty, Homestake and Barrick hereby acknowledge that, immediately upon the Merger becoming effective under the Delaware General Corporation Law, Homestake has assigned to Barrick all of Homestake's rights, entitlements and obligations under the Retraction Call Right, the Redemption Call Right and the Liquidation Call Right, and Barrick acknowledges receipt thereof, and the Trustee (on behalf of the holders of the Exchangeable Shares) has consented to such assignment.

2.5      FRACTIONAL SHARES
         -----------------

                  The parties hereto agree that, where a holder of Exchangeable Shares becomes entitled to receive a fractional interest in a Barrick Common Share (determined on an aggregate basis) pursuant to the Exchangeable Share Provisions or the Original Trust Agreement (as supplemented, modified and amended by this Agreement), the holder shall receive, in lieu of such fractional interest in a Barrick Common Share, the cash amount equal to such fractional interest multiplied by the Current Market Price.


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                                      -6-


2.6      NOTICE OF EXERCISE OF RETRACTION CALL RIGHT
         -------------------------------------------

                  Where HCI has received a Retraction Request (as defined in the Exchangeable Share Provisions) and immediately notified Barrick and Homestake ULC thereof in accordance with the requirements of Section 6.2(2) of the Exchangeable Share Provisions, Barrick and Homestake ULC hereby agree to notify HCI within two Business Days that: (a) Barrick will exercise the Retraction Call Right and Homestake ULC will not exercise the Retraction Call Right; (b) Homestake ULC will exercise the Retraction Call Right and Barrick will not exercise the Retraction Call Right; or (c) neither Barrick nor Homestake ULC will exercise the Retraction Call Right; and, in the event that Barrick or Homestake ULC elects to exercise the Retraction Call Right, such notice shall also specify the number of Barrick Common Shares to be delivered thereunder, the amount of cash to be paid thereunder in lieu of any fractional Barrick Common Shares, and the amount of cash to be paid thereunder in satisfaction of a Dividend Amount. HCI hereby agrees to notify the holder who has delivered the Retraction Request (as defined in the Exchangeable Share Provisions) of such information as soon as possible following receipt of such notice.

                                   ARTICLE 3
                     AMENDMENTS TO ORIGINAL TRUST AGREEMENT
                     --------------------------------------

                  The Original Trust Agreement is amended, modified and supplemented, immediately upon the Merger becoming effective under the Delaware General Corporation Law, as follows:

3.1      DEFINITIONS
         -----------

                  Section 1.1 of the Original Trust Agreement is amended, modified and supplemented:

         (a) by deleting the definitions of "Canadian Dollar Equivalent" and "HCI Board of Directors";

         (b) by deleting the definition of "Current Market Price" and replacing it with the following:

                  "CURRENT MARKET PRICE" means, in respect of a Barrick Common Share, on any date, the average closing sales price of Barrick Common Shares during a period of five consecutive trading days ending not more than five trading days before such date on The Toronto Stock Exchange or, if the Barrick Common Shares are not then listed on The Toronto Stock Exchange, on such other stock exchange or automated quotation system on which the Barrick Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purposes; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Barrick Common Shares during such period is inadequate to create a market that reflects the fair market value of the Barrick Common Shares, then the Current Market Price of a Barrick Common Share shall be determined by the Board of Directors based upon the advice of

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                                      -7-


                  such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.;

         (c) by deleting the definition of "Dividend Amount" and replacing it with the following:

                  "DIVIDEND AMOUNT" means, as at any date, an amount equal to the full amount of all dividends and distributions then declared and unpaid on each Exchangeable Share plus 53% of the amount of all dividends and distributions declared on each Barrick Common Share in respect of which no dividend or distribution has then been declared on each Exchangeable Share in accordance with the Exchangeable Share Provisions.

         (d) by deleting the definition of "Homestake Common Stock" and replacing it with the following:

                  "BARRICK COMMON SHARES" means the common shares in the capital of Barrick and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not Barrick shall be the issuer of such other securities) and any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares.;

         (e) by deleting the definition of "Trustee" and replacing it with the following:

                  "TRUSTEE" means Computershare Trust Company of Canada and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.;

         (f) by deleting the definition of "Voting Share" and replacing it with the following:

                  "VOTING SHARE" means the first preferred share, series C special voting share of Barrick, issued by Barrick to and deposited with the Trustee, which entitles the holder to exercise the Voting Rights.; and

         (g) by deleting the words "each of San Francisco, California, Toronto, Ontario and Vancouver, British Columbia" in the definition of "Business Day" and replacing them with "Toronto, Ontario".

3.2      CONFORMING CHANGES
         ------------------

                  The Original Trust Agreement is amended, modified and supplemented:

         (a) by deleting the words and phrases set forth below wherever they appear in the Original Trust Agreement (other than in the recitals thereto and in the definition of "Holdco") and replacing them with the words and phrases set forth opposite:


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                                      -8-


                  DELETION                              REPLACEMENT
                  --------                              -----------
                  Homestake                             Barrick

                  Homestake Board of Directors          Barrick Board of Directors

                  Homestake Consent                     Barrick Resolution

                  Homestake Meeting                     Barrick Meeting

                  Homestake Successor                   Barrick Successor

                  shares of Homestake Common Stock      Barrick Common Shares

                  Homestake Common Stock                Barrick Common Shares

         (b) by deleting the phrase "including without limitation, the delivery of Homestake Common Stock to the holders of Exchangeable Shares in accordance with the Plan of Arrangement including the Exchangeable Share Provisions" from Section 5.10;

         (c) by deleting the phrases "or, prior to the Effective Date, of Prime" and "the Plan of Arrangement," in each instance where found in Section 6.6;

         (d) by deleting the phrases "under the Plan of Arrangement," and "of the Plan of Arrangement," in each instance where found in
                  Section 7.3;

         (e)      by deleting Section 6.11 and replacing it with the following:

                  6.11 DUE PERFORMANCE. On or after the effective date of the Merger, Barrick shall duly and timely perform all of the obligations that may arise upon the exercise of rights by any holder of Exchangeable Shares. Barrick shall be responsible for the due performance of all of Holdco's obligations hereunder and under the Exchangeable Share Provisions, except that in respect of the rights of Holdco under the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, Barrick's obligation shall be limited to acting to ensure that Holdco will exercise its rights under the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right only in circumstances where Holdco is able to duly and timely perform in accordance with applicable law its obligations with respect to the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.;

         (f) by inserting the words "53% of" immediately before the phrase "an equivalent dividend" in each instance where such phrase is found in Section 6.1;

         (g)      by deleting the words "as is equal to the sum of" in Section
                  6.3 and replacing them with "as is equal to 53% of the sum of";


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                                      -9-


         (h) by deleting the words "the economic equivalent" in each instance where found in Section 6.7(1) and replacing them with "53% of the economic equivalent";

         (i) by adding the phrase "(taking into account the exchange ratio at which the Exchangeable Shares are exchangeable for Barrick Common Shares)" immediately following the words "on an economically equivalent basis" where found in Section 6.8;

         (j)      by deleting Section 14.5 and replacing it with the following:

                  14.5 RISK OF PAYMENTS BY POST. Whenever payments are to be made or documents are to be sent to any Non-Affiliated Holder by the Trustee, HCI or Barrick or by such Non-Affiliated Holder to the Trustee, Barrick or HCI, the making of such payment or sending of such document sent through the post or by courier shall be at the risk of HCI, in the case of payments made or documents sent by the Trustee, HCI or Barrick, and at the risk of the Non-Affiliated Holder, in the case of payments made or documents sent by the Non-Affiliated Holder.

         (k)      by deleting Section 14.8.

3.3      VOTING SHARE AND VOTING RIGHTS
         ------------------------------

                  The Original Trust Agreement is amended, modified and supplemented:

         (a)      by deleting the first two sentences of Section 3.1;

         (b) by deleting the word "one vote" in Section 4.2 and replacing it with "0.53 votes"; and

         (c)      by deleting Section 5.4 and replacing it with the following:

                  5.4 PURCHASE PRICE. The purchase price payable by Barrick for each Exchangeable Share to be purchased by Barrick under the Exchange Right shall be an amount per share equal to (a) 53% of the Current Market Price of a Barrick Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by causing to be delivered to such holder 0.53 Barrick Common Shares, plus (b) the Dividend Amount, if any, as of the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right.

3.4      ARTICLE 14 - NOTICE
         -------------------

                  The Original Trust Agreement is amended, modified and supplemented by deleting paragraphs (a), (b) and (c) of Section 14.3 and replacing them with the following:


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                                      -10-


         (a)      in the case of a Notice to Barrick at:

                  Barrick Gold Corporation
                  Royal Bank Plaza
                  South Tower, Suite 2700
                  Toronto, Ontario
                  M5J 2I3

                  Attention:        General Counsel
                  Fax:              (416) 861-0727

         (b)      in the case of a Notice to Homestake or HCI at:

                  Homestake Mining Company
                  1600 Riviera Avenue
                  Suite 200
                  Walnut Creek, CA 94596

                  Attention:        General Counsel
                  Fax:              (925) 746-0548

         (c)      in the case of a Notice to the Trustee at:

                  Computershare Trust Company of Canada
                  510 Burrard Street
                  Vancouver, British Columbia
                  V6C 3B9

                  Attention:        Corporate Trust
                  Fax:              (604) 685-4079

                                   ARTICLE 4
                              ASSIGNMENT OF TRUSTS
                              --------------------

4.1      SALE OF ASSETS OF MONTREAL TRUST
         --------------------------------

                  Computershare and Montreal Trust hereby acknowledge and represent that Computershare acquired the stock transfer and corporate trust businesses of Montreal Trust pursuant to an Asset Purchase Agreement dated as of June 30, 2000 (the "Trustee Change Effective Date") and, pursuant thereto, Montreal Trust has agreed to transfer to Computershare the appointment as trustee under the Original Trust Agreement, subject to the terms thereof and to the agreement of the parties thereto. In order to give effect to the foregoing, Montreal Trust desires to resign as trustee under the Original Trust Agreement and to be discharged from the trusts thereof and to transfer to Computershare all of its rights, powers and trusts under the Original Trust Agreement, and Computershare desires to accept such appointment. Computershare hereby represents that it meets all of the qualifications required of a new trustee under the Original Trust Agreement.


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                                      -11-


4.2      RESIGNATION OF MONTREAL TRUST
         -----------------------------

                  Montreal Trust hereby resigns as trustee under, and is hereby discharged from the trusts of, the Original Trust Agreement, effective as of the Trustee Change Effective Date. Homestake and HCI hereby accept such resignation, waiving any required period of notice that may be set forth in the Original Trust Agreement.

4.3      APPOINTMENT OF COMPUTERSHARE
         ----------------------------

                  Homestake and HCI hereby appoint Computershare as successor trustee under the Original Trust Agreement in the place and stead of Montreal Trust and with like effect as if originally named as trustee under the Original Trust Agreement, effective as of the Trustee Change Effective Date, and Computershare hereby accepts such appointment. The parties hereby agree that Montreal Trust shall not be responsible for any liabilities that may arise pursuant to Computershare's administration of the trusteeship after the Trustee Change Effective Date. For greater certainty, however, nothing in this Agreement shall in any way release Montreal Trust from or affect its liabilities, duties or obligations under the Original Trust Agreement arising prior to the Trustee Change Effective Date.

4.4      TRANSFER AND ASSIGNMENT
         -----------------------

                  Montreal Trust hereby transfers and assigns to Computershare, upon the trusts expressed in the Original Trust Agreement, all of its rights, powers and trusts as trustee under the Original Trust Agreement, effective as of the Trustee Change Effective Date. Computershare as successor trustee hereby accepts the trusts in the Original Trust Agreement declared and provided and agrees to perform the same upon the terms and conditions herein and in the Original Trust Agreement set forth. Montreal Trust agrees to transfer and deliver to Computershare as soon as practicable, and Computershare agrees to accept, any and all records, documents, monies and other property that may be held by Montreal Trust in connection with the Original Trust Agreement.

4.5      FURTHER ASSURANCES
         ------------------

                  Each party hereto agrees to execute and deliver all such documents and instruments and do such other acts as may be necessary or advisable to give effect to the assignment of trusts hereunder from Montreal Trust to Computershare.

                                   ARTICLE 5
                                    GENERAL
                                    -------

5.1      ENUREMENT
         ---------

                  This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors (including any successor by reason of amalgamation of any party) and assigns and to the benefit of the Non-Affiliated Holders.

5.2      ATTORNMENT
         ----------

                  Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement or the Original Trust Agreement (as amended, modified and supplemented hereby) may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, and agrees to be bound by any final and unappealable judgment of the said courts.

5.3      EXECUTION AND DELIVERY
         ----------------------

                  This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

                  IN WITNESS OF WHICH the parties have duly executed this Agreement.

                                       BARRICK GOLD CORPORATION


                                       By:
                                           ------------------------------
                                           Name:
                                           Title:


                                       HOMESTAKE MINING COMPANY


                                       By:
                                           ------------------------------
                                           Name:
                                           Title:


                                       HOMESTAKE CANADA INC.


                                       By:
                                           ------------------------------
                                           Name:
                                           Title:

                                       HOMESTAKE CANADA HOLDINGS
                                       COMPANY


                                       By:
                                           ------------------------------
                                           Name:
                                           Title:



                                       COMPUTERSHARE TRUST COMPANY
                                       OF CANADA


                                       By:
                                           ------------------------------
                                           Name:
                                           Title:


                                       MONTREAL TRUST COMPANY OF
                                       CANADA



                                       By:
                                           ------------------------------
                                           Name:
                                           Title: